SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K





         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




    Date of Report (date of event reported):  June 14, 1999.



              AMERICAN SPORTS HISTORY INCORPORATED
     (Exact name of registrant as specified in its charter)


              Commission File Number:  33-55254-46

                NEVADA                         87-0485307
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


           21 Maple Avenue
            Bay Shore, NY                         11706
   (Address of principal executive             (Zip Code)
               offices)

         Registrant's Telephone Number:  (516) 206-2674


             18-I Heritage Drive, Chatham, NJ  07928
      (Former name, former address and former fiscal year,
                  if changed since last report)

     Item 4.  Changes in Registrant's Certifying Accountant.

     On June 14, 1999, Michelle M. Gelinas, CPA (the "Former Accountant") declined to stand for reappointment as the independent public accountant for American Sports History Incorporated (the "Company"). The Former Accountant reported on the financial statements for the fiscal years ended December 31, 1997 and 1996. The reports of the Former Accountant did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to any uncertainty (except as to the Company's "ability to continue as a going concern"), audit scope or accounting principle.

     During the Company's two most recent fiscal years and subsequent interim periods through the date of this report, there were no disagreements with the Former Accountant on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused it to make reference thereto in its report on the financial statements for such years.

     At its board meeting on June 14, 1999, the Board of Directors of the Company engaged the accounting firm of Hays &
Company as its new independent accountants, effective June 14, 1999.

           Item 7.  Financial Statements and Exhibits

Exhibits

     Included in this report as Exhibit No. 1 (Item 601(a)(16) of
Regulation S-B) is the letter of the Former Accountant dated June
14, 1999, required by Item 304(a)(3) of Regulation S-B.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   American Sports History
Incorporated

DATED:  June 18, 1999                   By: /s/ Herbert J. Hefke,
President & CEO

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